Exhibit 3

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13D filed herewith shall be filed on behalf of each of the undersigned.

Dated: June 13, 2011

CHINA INVESTMENT CORPORATION

By:	/s/ Lou Jiwei
Name: Lou Jiwei
Title: Chairman and CEO

BRIDGE HILL INVESTMENTS LIMITED

By:	/s/ Gao Xiqing
Name: Gao Xiqing
Title: Sole Director

COUNTRY HILL LIMITED

By:	/s/ Gao Xiqing
Name: Gao Xiqing
Title: Sole Director